Exhibit 99

news release	Anthem, Inc. 120 Monument Circle Indianapolis, IN 46204 Tel 317 488-6390 Fax 317 488-6460

Anthem®

Anthem, Inc. Pre-Announces First Quarter Earnings and Raises 2003 Outlook

Indianapolis, IN — April 17, 2003 — Anthem, Inc. (NYSE: ATH) today announced that it expects to report earnings of $1.36 per diluted share for the first quarter of 2003, a 43% increase compared to the first quarter of 2002. The Company’s adjusted earnings are expected to reach $1.18 per share, excluding $0.11 per share for a previously disclosed benefit following resolution of a litigation matter and $0.07 per share for realized gains on investments. These results exceed the Company’s prior adjusted earnings expectations of $1.00 to $1.05 per share.

“We are pleased with the momentum demonstrated in our financial performance through the first three months of 2003. Our results reflect lower than previously expected medical costs, sustained administrative expense control, and higher medical membership growth than anticipated,” said Larry C. Glasscock, president and chief executive officer of Anthem, Inc.

Reflecting the strength in the first quarter, full year 2003 adjusted earnings expectations were also increased to $5.00 to $5.05 per share, excluding the benefit from resolution of litigation and realized gains on investments referred to above. This revised outlook represents an increase of $0.20 to $0.25 per share compared with prior adjusted earnings expectations of $4.75 to $4.85 per share.

Additional details will be provided in a previously scheduled press release, conference call and live webcast to be held on Wednesday, April 30, 2003 at 8:30 a.m. Eastern Daylight Time. The conference call can be accessed at Anthem’s web site, www.anthem.com under Investor Relations.

About Anthem

Anthem, Inc. is an Indiana-domiciled publicly traded company that, through its subsidiary companies, provides health care benefits to more than 11 million people. Anthem is the fifth largest publicly traded health benefits company in the United States and is the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Maine, Colorado, Nevada and Virginia, excluding the Northern Virginia suburbs of Washington, D.C. As of December 31, 2002, Anthem had assets of $12.3 billion and full year 2002 operating revenue of $13.0 billion. More information about Anthem is available at www.anthem.com.

Reconciliation of Non-GAAP Financial Measures

In this news release, the Company used a non-GAAP financial measure entitled “adjusted earnings” to describe earnings per share. The Company’s management believes that excluding events and items not resulting from our business operations, such as realized gains or losses on investments, provides a more accurate accounting of underlying earnings trends from operations. Adjusted earnings have been reconciled to GAAP earnings below.

	Expected First Quarter 2003	Projected Full Year 2003
GAAP diluted earnings per share	$1.36	$5.18 –$5.23
Resolution of litigation matter	(0.11)	(0.11)
Realized gains on investments	(0.07)	(0.07)

Adjusted earnings per share	$1.18	$5.00 –$5.05

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking information about Anthem, Inc. (“Anthem”), that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Anthem, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the Securities and Exchange Commission (“SEC”) made by Anthem; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; an increased level of debt; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; our ability to achieve expected synergies and operating efficiencies in our acquisition of Trigon Healthcare, Inc. and to successfully integrate our operations; and general economic downturns. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Anthem does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You are also urged to carefully review and consider the various disclosures in Anthem’s various SEC filings, including but not limited to Anthem’s Annual Report on Form 10-K for the year ended December 31, 2002.

Contacts:	Investor Relations	Media
	Tami Durle, 317-488-6390 tami.durle@anthem.com	Ed West, 317-488-6100 edward.west@anthem.com

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